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
                                                                                                            EXHIBIT 12


                                                         MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                                                          MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                                                            COMPUTATION OF RATIOS OF EARNINGS TO
                                               COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                  (dollars in thousands)


                                          FOR THE THREE MONTHS ENDED                  FOR THE THREE MONTHS ENDED
                                              SEPTEMBER 24, 1999                           SEPTEMBER 25, 1998
                                     ------------------------------------      ---------------------------------------
                                       MERRILL LYNCH       MERRILL LYNCH         MERRILL LYNCH          MERRILL LYNCH
                                         PREFERRED           PREFERRED             PREFERRED              PREFERRED
                                     CAPITAL TRUST IV    FUNDING IV, L.P.      CAPITAL TRUST IV       FUNDING IV, L.P.
                                     ----------------    ----------------      ----------------       ----------------
Earnings                                 $  7,340            $  8,602              $  8,238               $  8,616
                                         ========            ========              ========               ========



Fixed charges                            $   -               $   -                 $   -                  $   -

Preferred securities distribution
  requirements                              7,120               7,340                 7,990                  8,238
                                         --------            --------              --------               --------

Total combined fixed charges and
  preferred securities distributions     $  7,120            $  7,340              $  7,990               $  8,238
                                         ========            ========              ========               ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                   1.03                1.17                  1.03                   1.05






                                           FOR THE NINE MONTHS ENDED                 FOR THE PERIOD JUNE 19, 1998
                                               SEPTEMBER 24, 1999                        TO SEPTEMBER 25, 1998
                                     ------------------------------------       ------------------------------------
                                       MERRILL LYNCH       MERRILL LYNCH          MERRILL LYNCH       MERRILL LYNCH
                                         PREFERRED           PREFERRED              PREFERRED           PREFERRED
                                     CAPITAL TRUST IV    FUNDING IV, L.P.       CAPITAL TRUST IV    FUNDING IV, L.P.
                                     ----------------    ----------------       ----------------    ----------------

Earnings                                 $ 22,020            $ 25,810               $  8,238            $  9,661
                                         ========            ========               ========            ========



Fixed charges                            $   -               $   -                  $   -               $   -

Preferred securities distribution
  requirements                             21,360              22,020                 7,990                8,238
                                         --------            --------              --------             --------

Total combined fixed charges and
  preferred securities distributions    $ 21,360             $ 22,020              $  7,990             $  8,238
                                        ========             ========              ========             ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                  1.03                 1.17                 1.03                  1.17

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